                                                                    EXHIBIT 12.1

                           JACOR COMMUNICATIONS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                                               PRO FORMA
                                                                                NINE MONTHS     PRO FORMA     NINE MONTHS
                                       YEAR ENDED DECEMBER 31,                     ENDED       YEAR ENDED        ENDED
                        -----------------------------------------------------  SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,
                          1991       1992       1993       1994       1995         1996           1995           1996
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
EARNINGS:
  Income (loss) before
    income taxes and
    extraordinary
    loss..............  $   2,548  $ (23,701) $   4,138  $  14,165  $  18,265    $  14,988      $  (5,932)     $  (5,674)
  Fixed charges.......     18,830     15,578      4,768      2,860      3,853       14,973         65,856         47,783
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
      Total...........  $  21,378  $  (8,123) $   8,906  $  17,025  $  22,118    $  29,961      $  59,924      $  42,109
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
FIXED CHARGES:
  Interest expense....  $  16,775  $  13,701  $   2,735  $     534  $   1,444    $  12,820      $  60,438      $  43,288
  Amortization of debt
    expense...........        718        449        238        324        326          577          1,501          1,557
  Portion of rent
    expense deemed to
    be interest.......      1,337      1,428      1,795      2,002      2,083        1,576          3,917          2,938
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
      Total...........  $  18,830  $  15,578  $   4,768  $   2,860  $   3,853    $  14,973      $  65,856      $  47,783
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
Ratio of earnings to
 fixed charges........        1.1     N/A           1.9        6.0        5.7          2.0         --             --
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
Coverage deficiency...     N/A     $  23,701     N/A        N/A        N/A          N/A         $   5,932      $   5,674
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                        ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------